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                                                                   EXHIBIT 10.10

                                 LEASE AGREEMENT

      This agreement made by and between NORTH CONWAY HOLDINGS, INC., a New Hampshire corporation duly organized and existing, with its principal place of business at 2541 White Mountain Highway, North Conway, New Hampshire, sometimes hereinafter referred to as "Owner" on the one part and DOVER SADDLERY INC., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts, whose mailing address is: P.O. Box 1100, Littleton, Massachusetts, 01460, sometimes hereinafter called "Tenant" on the other part.

      WITNESSETH:

      WHEREAS, the Owner has certain real estate located at 2541 White Mountain highway, in North Conway, New Hampshire, with a building thereon, a portion of which the Tenant is desirous of leasing; and

      WHEREAS, the parties wish to establish their respective rights and obligations regarding the terms and conditions of this leasehold agreement;

      NOW THEREFORE, by these presents and in consideration of One Dollar and other valuable consideration including the mutual promises hereunder made, the parties hereby agree as follows:

      1. Tenant agrees to lease and Owner to let in accordance with the terms and conditions hereof, Unit #7 of said building, together with the right of access to and use of the present common parking area located adjacent to said building. The leased premises shall include office space the area of which is approximately 1800 square feet. Said portion of building and lot constitute the entire leasehold premises and are located on said White Mountain Highway, North Conway, in the town of Conway, Carroll County, New Hampshire.

      2. This lease shall hold for a term of three years, commencing October 1, 2003 and ending on September 30, 2006. Provided that the Tenant shall have the option to renew this lease for three (3) additional three (3) year terms consecutively following the initial term provided such option is exercised in writing at least two months prior to the expiration of the initial term or any subsequent renewal term, and Tenant is not then in material breach of any term or condition hereunder.

      3. Tenant agrees to pay and Owner to accept monthly rent of Twenty-Two Hundred Dollars ($2,200.00) payable in advance commencing October 1, 2003, and thereafter for the next eleven months hereof. At the end of said period, and annually thereafter on the anniversary date of this Lease, the monthly rental payable shall be increased at the rate of two and one-half percent (2.5%) per year for the term of this Lease Agreement. The monthly rental for each year of any subsequent renewal term shall be increased at the rate of two and one-half percent (2.5%) per year.

            In addition, Tenant shall pay to Owner as General Maintenance fee, the sum of Eighteen Hundred Dollars ($1800.00) annually. This fee shall represent the Tenant's share of the annual cost of maintenance of parking areas, snow removal and maintenance of common access areas. Said fee shall include the cost of trash removal. Said General Maintenance fee shall be paid in monthly installments of One Hundred Fifty Dollars ($150.00) commencing October 1, 2003, and thereafter on the first of each month for the next eleven months hereof. The General Maintenance fee for each successive year of this lease agreement or any subsequent renewal term hereof shall be reviewed and established on the anniversary date of this lease agreement. Such review shall include a summary provided by Owner to Tenant of all applicable fees and assessments used to arrive at the adjusted rate so established.

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            Further, Tenant shall pay his prorated share of all real estate taxes assessed against the subject premises and real estate taxes assessed against the site which is the subject of this leasehold. Computation of the Tenant's share of real estate taxes shall be based upon the percentage of the total area occupied by the Tenant multiplied by the total real estate tax bill. Once the bill is received by Owner, Owner shall deliver a copy thereof with any allocation necessary to determine the amount payable by Tenant and Tenant shall forthwith reimburse Owner in full.

      4. In addition to the above rentals payable, Tenant agrees to pay the sum of Twenty Two Hundred Dollars ($2200.00) as security deposit to be held by Owner until the termination of this Lease Agreement. At such time, Owner shall inspect the leased premises and, should there be no damage resulting during the Tenant's occupation of the leased premises, said security deposit shall forthwith be returned to tenant.

      5. Tenant further agrees to pay all costs of electricity, telephone, heat, water, sewer, and other expenses of operation of the leased premises and access to the same and shall keep the leased premises in usual maintenance and repair reasonably necessary and appropriate in the normal operation thereof. Such maintenance shall include glass breakage.

      6. Tenant agrees to conduct no business which will increase the casualty insurance premium payable on the building by Owner, of if such insurance premium is increased due to the type of business operated the Tenant, Tenant agrees to immediately reimburse Owner the increased costs of such insurance due to the Tenant's operation for each year such additional insurance premium is charged during the Tenant's occupancy.

      7. Tenant agrees that there shall be no pets allowed on or about the leased premises and all adjacent common areas and parking areas.

      8. Tenant shall provide and maintain public liability and property damage insurance with a company or companies approved by owner in the minimum amount of $1,000,000 per occurrence and $500,000 per individual, and $50,000 property damage naming Owner as coinsured with no right of subrogation over against said Owner by any insurer hereunder. A certificate evidencing such insurance and naming the Owner as coinsured thereunder shall be delivered to Owner at or prior to the execution hereof with no right of cancellation thereof without written notice to said Owner.

      9. At the expiration of this lease, the Tenant shall be entitled to remove any shelving or other equipment placed within the building by the Tenant provided that all walls, floors and ceilings shall be refinished and all holes plugged and/or filled and repainted at the sole expense of Tenant. If there are no holes or other damage to walls, ceilings or floors by Tenant during his occupancy, then repainting shall not be required by Tenant, but if such holes have been made and are refilled and/or plugged, refinishing to walls, ceilings and floors, as appropriate, shall be completed by painting where appropriate and other refinishing consistent with the surface to be refinished, all at the expense of the Tenant.

      10. Tenant agrees that there shall be no assignment or subletting of this lease without the prior written consent of the Owner.

      11. Owner shall have the right to enter upon the leased premises or any part thereof without charge at all reasonable times and in case of emergency, at any time, to inspect the same, to show the leased premises to prospective purchasers or tenants, to make or facilitate any repairs, alterations, additions, or improvements to the leased premises, or any part of the entire premises, including, without limitation, to install or maintain in and remove from the leased premises, the pipes, wires and other conduits (but nothing in this provision shall obligate Owner to make any repairs, alterations, additions or improvements other than as specified explicitly hereunder) and Tenant shall not be entitled to any abatement or any reduction of rent or damages by reason of any of the foregoing. However, Owner shall at all

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            times make no such entry or repairs or improvements to the property in the manner so as to substantially interfere with the business then conducted on the premises by Tenant, save as necessary in an emergency.

      12. In the event the premises is destroyed by fire or other casualty during the term of this Lease Agreement, Owner shall cause the property to be repaired and restored to its former condition forthwith at their sole expense and during such term the rental payable hereunder by Tenant shall be abated. There shall be no extension to the end of the leasehold of this agreement. However, in the event such repair and/or restoration cannot reasonably be accomplished within thirty days after such loss by fire or other casualty, then in such event, Tenant and/or Owner shall be entitled to terminate this lease by written notice to the other and thereafter the parties shall be relieved from all further responsibilities hereunder. However, a loss by fire or other casualty which may be reasonably repaired and or restored within said thirty days after such incident shall be so repaired and restored by Owner forthwith and only during the term hereof in which the Tenant's business is required to cease operation, shall the rent be abated as otherwise payable hereunder.

      13. Owner shall maintain such fire or other casualty insurance on the building and its mechanical systems, with Tenant to maintain its own fire or other casualty insurance covering the equipment and property of Tenant kept within the premises. Neither of the parties or any insurer thereof shall have any right of subrogation over against the other.

      14. In the event all or any portion of the leasehold premises is taken by eminent domain or other government proceeding in an area so as to render the balance thereof unusable by Tenant, then in such event, this leasehold shall forthwith terminate on the taking thereof, and all damages arising by reason of such taking shall accrue solely to the benefit of the Owner. However, in the event such taking does not render the premises unusable by the Tenant, this leasehold shall otherwise continue without diminution of the leasehold payments or other payments hereunder due by Tenant to Owner.

      15. Waiver or breach of any term or condition hereunder by Owner shall not be deemed a waiver of any subsequent breach of any term of condition hereunder. If Tenant, or any person claiming under him shall remain in possession of the leased premises or any part thereof after the expiration of the term hereof, the person remaining in possession shall be deemed a tenant at sufferance, and during such holding over, all rentals hereunder shall be payable at twice the rate then in effect immediately prior to the expiration of his term. No payment by Tenant or acceptance by Owner of a lesser amount than shall be due from Tenant to Owner shall be deemed to be anything buy payment on account, and the acceptance by Owner of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check that said lesser amount is payment in full, shall not be deemed an accord in satisfaction, and Owner may accept said check without prejudice to recover the balance due or pursue any other remedy.

      16. Tenant further agrees to pay all expenses, including reasonable attorney's fees, as may be determined by the court having jurisdiction hereover, incurred by owner on occasion of any action prompted by breach of this lease agreement by Tenant. Moreover, Owner agrees to pay all expenses including reasonable attorney's fees as may be determined by the court having jurisdiction hereover, incurred by Tenant on occasion of any action prompted by breach of this agreement by Owner.

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      17.   This Lease agreement shall be binding on the heirs, successors and assigns of the parties hereto respectively.

      IN WITNESS WHEREOF, the parties have interchangeably set their hands this 24th day of November, 2003.

In the presence of:

                                                   NORTH CONWAY HOLDINGS, INC.
                                                   (Owner)

/s/ Deborah J. Jones                               By: /s/  [ILLEGIBLE]
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Witness                                                Its President

                                                   DOVER SADDLERY, INC.

/s/ Scott T. Soule                                 /s/ Michael Bruns
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Witness                                            Tenant Michael Bruns
                                                          Controller